Exhibit 99.1

Eagle Rock Energy Partners, L.P. Announces Crude Oil and Natural Gas Hedges

    HOUSTON--(BUSINESS WIRE)--Nov. 12, 2007--Eagle Rock Energy Partners, L.P. (Nasdaq:EROC) ("Eagle Rock" or the "Partnership") announced today it has entered into several hedging transactions that mitigate its exposure to future declines in crude oil, natural gas liquids and natural gas commodity prices. As a result of the new hedges, Eagle Rock is now hedged as to commodity price volatility on approximately 85% (for 2008), 80% (for 2009) and 45% (for 2010 through
2012) of its expected midstream volumes and upstream proved volumes. These estimates exclude volumes hedged under a group of existing Eagle Rock put options with strike prices that are currently below the current forward prices of the commodities to which they relate.

    Eagle Rock's new hedging transactions are based on NYMEX-WTI for crude oil and NYMEX for natural gas, and are otherwise as detailed below:



Crude oil

2008 - swap @ $89.50 - 30,000 barrels/month

2009 - swap @ $80.25 - 50,000 barrels/month

2010 - swap @ $78.35 - 10,000 barrels/month

2011 - swap @ $80.00 - 45,000 barrels/month;

2011 - collar @ $75.00 - $85.70 - 50,000 barrels/month

2012 - swap @ $80.30 - 40,000 barrels/month;

2012 - collar @ $75.30 - $86.00 - 50,000 barrels/month




Natural Gas

2008 - swap @ $8.00 - 83,000 MMBtu/month

2009 - swap @ $8.35 - 85,000 MMBtu/month;

2009 - collar @ $7.85 - $9.25 - 85,000 MMBtu/mo

2010 - collar @ $7.70 - $9.10 - 110,000 MMBtu/month

2011 - collar @ $7.50 - $8.85 - 100,000 MMBtu/month

2012 - collar @ $7.35 - $8.65 - 90,000 MMBtu/month


    As a matter of policy, Eagle Rock chooses to hedge its exposure to natural gas liquids price declines using a variety of hedging instruments. In the hedging transactions announced today, Eagle Rock has chosen to hedge price volatility on natural gas liquids (including propane and heavier components) using crude oil hedges. Eagle Rock considers this an effective approach because of the historically strong correlation between the prices of these natural gas liquids and the price of crude oil, and because the forward market for natural gas liquids derivatives is relatively thinly-traded, particularly beyond 2008.

    Joseph A. Mills, chairman and chief executive officer, commented, "We are pleased to have added a significant layer of hedges to our risk management portfolio, at what we consider to be favorable prices. The addition of these derivatives moves us in line with our desired levels of hedging as to our expected and proved commodity volumes and increases our confidence in our ability to achieve our distribution targets in the event that commodity prices fall. At the recommendation of our Risk Management Committee, we will continue to add hedges to our portfolio when we see attractive opportunities to further reduce our exposure to commodity price risk and protect our expected future cash flows."

    Eagle Rock Energy Partners, L.P. is a growth-oriented midstream and upstream energy partnership engaged in the businesses of: (i) gathering, compressing, treating, processing, transporting and selling natural gas, (ii) fractionating and transporting natural gas liquids, and (iii) acquiring, developing, and producing oil and gas interests. Its corporate office is located in Houston, Texas.

    This news release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause the partnership's actual results to differ materially from those implied or expressed by the forward-looking statements.

    CONTACT: Eagle Rock Energy Partners, L.P.
             Richard W. FitzGerald, 281-408-1203